UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2017

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On May 11, 2017, Dunkin’ Brands Group, Inc. (the “Company”) entered into a Supplemental Confirmation to the Master Confirmation dated as of February 5, 2015 with Goldman, Sachs & Co. (“Goldman”) for a new $100.0 million accelerated share repurchase program (the “ASR Agreement”). The Company will acquire the shares under the ASR Agreement as part of its previously announced share repurchase program.
Pursuant to the terms of the ASR Agreement, on May 16, 2017, the Company will pay Goldman $100.0 million in cash and will receive approximately 1,445,000 shares of the Company’s common stock. At settlement, Goldman may be required to deliver additional shares of common stock to the Company, or, under certain circumstances, the Company may be required to deliver shares of its common stock or may elect to make a cash payment to Goldman, based generally on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the ASR Agreement. The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR Agreement may be accelerated, extended or terminated early by Goldman and various acknowledgments, representations and warranties made by the parties to one another. Final settlement of the ASR Agreement is expected to be completed in June 2017.
The foregoing description of the ASR Agreement is qualified in its entirety by reference to the ASR Agreement, which has been previously filed with the SEC and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

On May 10, 2017, the Board of Directors of the Company increased the authorization under the Company’s existing share repurchase program to $250 million of the Company’s outstanding common stock. The authorization is valid until May 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1
Form of Fixed Dollar Accelerated Share Repurchase Transaction Confirmation (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2015)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Katherine Jaspon
Katherine Jaspon
Interim Chief Financial Officer
Date: May 11, 2017